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                                 EXHIBIT (h)(6)
  EXHIBIT A DATED AS OF MARCH 22, 1999 TO THE SECURITIES LENDING AGREEMENT FOR
        THE ONE GROUP INVESTMENT TRUST BETWEEN THE REGISTRANT, BANC ONE INVESTMENT ADVISORS CORPORATION, AND BANK ONE TRUST COMPANY, N.A.

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                                    EXHIBIT A
                                  LIST OF FUNDS
                                 MARCH 22, 1999

Balanced Portfolio
Bond Portfolio
Diversified Equity Portfolio
Diversified Mid Cap Portfolio
Equity Index Portfolio
Government Bond Portfolio
Large Cap Growth Portfolio
Mid Cap Growth Portfolio
Mid Cap Value Portfolio

One Group Investment Trust
--------------------------
   ("Lender")


By:        /s/ James F. Laird, Jr.
     -----------------------------------
       James F. Laird, Jr., President



Banc One Investment Advisors Corporation
("Advisor")


By:      /s/ Peter Atwater
     -----------------------------------
      Peter Atwater, Chief Operating Officer

Bank One Trust Company, N.A.
("Subcustodian")



By:       /s/ Steven E. Cutler
     -----------------------------------
        Steven E. Cutler, Officer


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